EXHIBIT 10.5

July 25, 2010

CONFIDENTIAL

James A. Bianco, M.D.

Chief Executive Officer

Cell Therapeutics, Inc.

501 Elliot Ave. West #400

Seattle, WA 98119

Dear Dr. Bianco:

This letter (the “Agreement”) constitutes the agreement among Rodman & Renshaw, LLC, (the “Placement Agent”) and Cell Therapeutics, Inc. (the “Company”), that the Placement Agent shall serve as the exclusive placement agent for the Company, on a “reasonable best efforts” basis, in connection with the proposed private placement (the “Placement”) to potential investors pursuant to an exemption from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the “Securities Act”) contained in Section 4(2) thereof and/or Regulation D thereunder of (i) shares of preferred stock of the Company (the “Preferred Stock”) and, if convertible, the shares of the Company’s common stock (the “Common Stock”) issuable upon conversion thereof (the “Underlying Shares”), (ii) warrants to purchase shares of Common Stock (the “Warrants” and, together with the Preferred Stock, the Underlying Shares and the Notes, the “Securities”). The terms of such Placement and the Securities shall be mutually agreed upon by the Company and the purchasers (each, a “Purchaser” and collectively, the “Purchasers”) and nothing herein constitutes that the Placement Agent would have the power or authority to bind the Company or any Purchaser or an obligation for the Company to issue any Securities or complete the Placement. This Agreement and the documents executed and delivered by the Company and the Purchasers in connection with the Placement shall be collectively referred to herein as the “Transaction Documents.” The date of the closing of the Placement shall be referred to herein as the “Closing Date.” The Company expressly acknowledges and agrees that the Placement Agent’s obligations hereunder are on a reasonable best efforts basis only and that the execution of this Agreement does not constitute a commitment by the Placement Agent to purchase the Securities and does not ensure the successful placement of the Securities or any portion thereof or the success of the Placement Agent with respect to securing any other financing on behalf of the Company.

SECTION 1. Compensation and other Fees.

As compensation for the services provided by the Placement Agent hereunder, the Company agrees to pay to the Placement Agent:

(A) A cash fee payable immediately upon the closing equal to 5% of the aggregate gross proceeds raised in the Placement.

(B) Such number of warrants (the “Rodman Warrants”) to Rodman or its designees at the Closing to purchase shares of Common Stock equal to 3% of the aggregate number of shares of Common Stock underlying the Preferred Stock sold in the Placement. The Rodman

1251 Avenue of the Americas, 20th Floor, New York, NY 10020 ¡ Tel: 212 356 0500 Fax: 212 581 5690

www.rodm.com ¡ Member: FINRA, SIPC

Cell Therapeutics, Inc.

Warrants shall have the same terms as the warrants (if any) issued to the Purchasers in the Placement; provided, however, that the exercisability of the Rodman Warrants shall be subject to, and conditioned upon, satisfaction of the Conditions (as defined in the warrants issued to the Purchasers in the Placement).

(B) The Company also agrees to reimburse the Placement Agent’s reasonable out-of-pocket expenses (with supporting invoices/receipts) incurred in connection with Rodman’s engagement hereunder equal to the lesser of (i) $50,000 or (ii) 1.6% of aggregate gross proceeds (provided, however, that such expense cap in no way limits or impairs the indemnification and contribution provisions of this Agreement). Such reimbursement shall be payable immediately upon (but only in the event of) the closing of the Placement.

SECTION 2. [INTENTIONALLY DELETED]

SECTION 3. REPRESENTATIONS AND WARRANTIES. Except as set forth in the SEC Reports (as defined below), which will qualify any representation or warranty otherwise made herein to the extent of such disclosure, the Company hereby makes the following representations and warranties set forth below to the Placement Agent as of the date hereof and as of the Closing Date.

(A) Organization and Qualification. All of the direct and indirect subsidiaries (each, a “Subsidiary”) of the Company which would constitute a “significant subsidiary” under Regulation S-X are disclosed in the SEC Reports. The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any “Liens” (which for purposes of this Agreement shall mean a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction, other than, in the case of the Securities, restrictions provided in the Transaction Documents or as otherwise agreed or imposed by a Purchaser), and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no “Proceeding” (which for purposes of this Agreement shall mean any action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened) has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification, except where the revocation, limitation or curtailment could not reasonably be expected to result in a Material Adverse Effect.

Cell Therapeutics, Inc.

(B) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection therewith other than in connection with the “Required Approvals” (as defined in subsection 3(D) below) and the Shareholder Approval. Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(C) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company, the issuance and sale of the Securities and the consummation by the Company of the other transactions contemplated hereby and thereby do not and will not, subject to the receipt of the Shareholder Approval, (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, as amended and restated from time to time , bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not reasonably be expected to result in a Material Adverse Effect.

(D) Filings, Consents and Approvals. Other than the Shareholder Approval and related matters, the Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other “Person” (defined as an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind, including, without limitation, any “Trading Market” (which, for purposes of this Agreement shall mean the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: The Nasdaq Capital Market or The Nasdaq Global Market) or Commissione Nazionale per le Società e la Borsa (“CONSOB”) in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than such as already have been made (or will be made) by the Company’s counsel with The Nasdaq Stock Market, LLC and Borsa Italiana S.p.A. (MTA International) and by placement agent counsel with the Financial Industry Regulatory Authority, Inc. (“FINRA”) and other than any filings as are required to be made under applicable Federal and state securities laws (collectively, the “Required Approvals”), and except where the failure to obtain any such consent, waiver, authorization or order, give any such notice, or make any such filing or a registration could not reasonably be expected to result in a Material Adverse Effect.

Cell Therapeutics, Inc.

(E) Issuance of the Securities; Registration. The Preferred Stock and the Warrants are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company. Prior to the consummation of the closing of the purchase and sale of the Preferred Stock and subject to the satisfaction of the Conditions, the Company will have reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable upon conversion of the Preferred Stock. Upon receipt of the Preferred Stock and the Underlying Shares, the Purchasers will have good and marketable title to such securities.

(F) Capitalization. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the issuance and sale of the Securities pursuant to the Transaction Documents. Except as disclosed in the SEC Reports and except pursuant to Exchange Agreements entered into with certain holders of the Company’s outstanding 4% Convertible Senior Subordinated Notes on May 16, 2010, the Company has not issued any capital stock since its most recently filed periodic report pursuant to the Exchange Act of 1934, as amended (the “Exchange Act”), other than pursuant to the Securities Purchase Agreement entered into with certain purchasers on May 23, 2010 for the issuance and sale of shares of Series 5 Preferred Stock and warrants exercisable to purchase shares of Common Stock, the exercise of employee stock options under the Company’s stock option plans, the issuance of shares of Common Stock to employees, directors and consultants pursuant to the Company’s equity incentive plans, pursuant to the conversion or exercise of securities exercisable, exchangeable or convertible into Common Stock (“Common Stock Equivalents”) outstanding as of the date of the most recently filed periodic report pursuant to the Exchange Act. No Person has any right of first refusal, preemptive right, right of participation or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as a result of the purchase and sale of the Securities and for the various outstanding series of the Company’s convertible debt, options and warrants described in the SEC Reports, and except as contemplated by the Exchange Agreement entered into with certain holders of outstanding warrants on the date hereof (the “Warrant Exchange Agreement”) and for the warrants issued thereunder and for the Rodman Warrants, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents. The issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than to the Purchasers and the Rodman Warrants to the Placement Agent) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities, other than pursuant to the Warrant Exchange Agreement. All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. Other than the Shareholder Approval and related matters, no further approval or authorization of any stockholder, the Board of Directors of the Company or others is required for the issuance and sale of the Securities. Except as disclosed in the SEC Reports, there are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

Cell Therapeutics, Inc.

(G) SEC Reports; Financial Statements. The Company has complied in all material respects with requirements to file all reports, schedules, forms, statements and other documents required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(H) Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the SEC Reports, except as otherwise contemplated by this Agreement or as specifically disclosed in the SEC Reports and except for the deposit of $39.3 million in cash with the trustee for the Company’s 4% convertible senior subordinated notes for the repayment in full of the outstanding amount due on such notes on July 1, 2010 and except for the VAT Disclosure (as defined below), (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting and (iv) the Company has not issued any equity securities to any officer, director or “Affiliate” (defined as any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 of the Securities Act), except pursuant to existing Company equity incentive plans. Except for the issuance of the Securities contemplated by this Agreement, the transactions contemplated by the Warrant Exchange Agreement or as set forth in the SEC Reports, or as otherwise disclosed to the Purchasers, no event, liability or development has occurred or exists with respect to the Company or its Subsidiaries or their respective business, properties, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made that has not been publicly disclosed one Trading Day prior to the date that this representation is made.

(I) Litigation. Except as disclosed in the SEC Reports and except that on July 12, 2010, CONSOB (1) notified the Company that CONSOB began its preliminary investigation for its

Cell Therapeutics, Inc.

decision on the administrative proceedings regarding the two claimed violations by the Company of the provisions of Section 114, paragraph 1 of the Italian Legislative Decree no. 58/98 due to the asserted late disclosure of certain information reported, at CONSOB’s request, in the press release disseminated on December 19, 2008 and March 23, 2009 (as such claimed violations are further described in the Company’s Form 10-Q for the fiscal quarter ended March 31, 2010) and (2) provided the Company with a preliminary investigation report in reply to the Company’s defenses to such allegations submitted on January 8, 2010 and except that on (1) June 25, 2010, the Italian Tax Authority (or ITA) issued notices of assessment to CTI (Europe) based on the ITA’s audit of CTI (Europe)’s Value Added Tax (or VAT) returns for the years 2006 and 2007 based on similar findings of the 2003 and 2005 assessments (which 2003 and 2005 assessments were further described in the Company’s Form 10-Q for the fiscal quarter ended March 31, 2010) and the assessments, including interest and penalties, for the years 2006 and 2007 are €2.5 million (or approximately $3.1 million) and €.8 million (or approximately $1.1 million), respectively and (2) July 14, 2010, the ITA issued a notice of deposit payment to CTI (Europe) based on the 2005 assessment, including interest and collection fees, for an amount of €0.9 million (or approximately $1.1 million) as of June 30, 2010 payable in the third quarter 2010 (such disclosure regarding VAT shall be referred to herein as the “VAT Disclosure”), there is no Proceeding pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities, or (ii) could, if there were an unfavorable decision, reasonably be expected to result in a Material Adverse Effect. Except as disclosed in the SEC Reports and except for a shareholder derivative action, Souda v. John H. Bauer et. al. (Case No 2:10-cv-00905) filed on June 1, 2010 and related to the three prior shareholder derivative actions described in the Company’s Form 10-Q for the fiscal quarter ended March 31, 2010, neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. Except as disclosed in the SEC Reports, there has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary pursuant to the Exchange Act or the Securities Act.

(ii) No executive officer, to the knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters.

(J) Labor Relations. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company which could reasonably be expected to result in a Material Adverse Effect.

(K) Compliance. Neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived),

Cell Therapeutics, Inc.

(ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business and all such laws that affect the environment, except as disclosed herein and except in each case as could not reasonably be expected to have a Material Adverse Effect.

(L) Regulatory Permits. Except as disclosed in the SEC Reports, the Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(M) Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them that is material to the business of the Company and the Subsidiaries and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and the Subsidiaries are in compliance.

(N) Patents and Trademarks. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other similar intellectual property rights currently employed by them in connection with the business currently operated by them, that are necessary for use in the conduct of their respective businesses as described in the SEC Reports except where the failure to so have could not reasonably be expected to have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). Neither the Company nor any Subsidiary has received any written notice that the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person, except for such as could not reasonably be expected to have a Material Adverse Effect.

(O) Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage. To the best knowledge of the Company, such insurance contracts and policies are accurate and complete. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(P) Transactions With Affiliates and Employees. Except as set forth in the SEC Reports, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for

Cell Therapeutics, Inc.

rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, other than (i) for payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) for other employee benefits, including restricted stock programs, stock option agreements under any stock option plan of the Company.

(Q) Sarbanes-Oxley. The Company is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it as of the date hereof and of the Closing Date of the Placement.

(R) Certain Fees. Except as otherwise provided in this Agreement, no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents.

(S) Trading Market Rules. The issuance and sale of the Securities hereunder does not contravene in any material respects the rules and regulations of the Trading Market.

(T) Investment Company. The Company is not, and immediately after receipt of payment for the Securities, will not be an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(U) Registration Rights. No Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company, which rights are currently not satisfied.

(V) Listing and Maintenance Requirements. The Company’s Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. Except as disclosed in the SEC Reports, the Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market.

(W) Application of Takeover Protections. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill, other than with respect to that certain Shareholder Rights Agreement dated as of December 28, 2009 between the Company and Computershare Trust Company, N.A., a federally chartered trust company as Rights Agent thereunder (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s amended and restated articles of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Securities and, subject to the Shareholder Approval the Purchasers’ ownership of the Securities.

Cell Therapeutics, Inc.

(X) Tax Status. Except for matters that could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect and except as disclosed in the SEC Reports and except for the VAT Disclosure, the Company and each Subsidiary has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of a tax deficiency which has been asserted or threatened against the Company or any Subsidiary.

(Y) Foreign Corrupt Practices. Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(Z) Accountants. To the knowledge of the Company, Stonefield Josephson, who the Company expects will express their opinion with respect to the financial statements to be included in the Company’s next Annual Report on Form 10-K, are a registered public accounting firm as required by the Securities Act.

(AA) Regulation M Compliance. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Securities (other than for the placement agent’s placement of the Securities), or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii) of this Section 3(BB), compensation paid to the Placement Agent in connection with the Placement .

(BB) Approvals. The issuance and listing on the Nasdaq Market of the Securities requires no further approvals, including but not limited to, the approval of shareholders.

(CC) Regulation D Compliance. Neither the Company, nor any person acting on its behalf and at its direction, (i) has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer and sale of the Securities, (ii) has made, directly or indirectly, any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the offer and sale of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act in a manner that would require registration of such offer and sale under the Securities Act, or (iii) will take any action or steps referred to in clause (ii) above that would cause the offer and sale of the Securities to be integrated with future offerings by the Company in a manner that requires registration of the Securities under the Securities Act.

(DD) “Well-Known Seasoned Issuer” The Company is a “well-known seasoned issuer” as defined in Rule 405 as promulgated under the Securities Act.

SECTION 4. INDEMNIFICATION. To the extent permitted by law, the Company will indemnify the Placement Agent and its affiliates, stockholders, directors, officers, employees and

Cell Therapeutics, Inc.

controlling persons (within the meaning of Section 15 of the Securities Act, or Section 20 of the Exchange Act) against all losses, claims, damages, expenses and liabilities, as the same are incurred (including the reasonable fees and expenses of counsel), relating to or arising out of its activities hereunder, except to the extent that any losses, claims, damages, expenses or liabilities (or actions in respect thereof) are found in a final judgment (not subject to appeal) by a court of law to have resulted primarily and directly from any indemnified party’s willful misconduct or gross negligence.

(A) Promptly after receipt by the Placement Agent of notice of any claim or the commencement of any action or proceeding with respect to which the Placement Agent is entitled to indemnity hereunder, the Placement Agent will notify the Company in writing of such claim or of the commencement of such action or proceeding; provided, however that failure to so notify the Company shall not relieve the Company from any obligation it may have hereunder, except and only to the extent such failure results in the forfeiture by the Company of substantial rights and defense, and, if the Company so elects or is requested by such Placement Agent, the Company will assume the defense of such action or proceeding and will employ counsel reasonably satisfactory to the Placement Agent and will pay the fees and expenses of such counsel. Notwithstanding the preceding sentence, the Placement Agent will be entitled to employ counsel separate from counsel for the Company and from any other party in such action if counsel for the Placement Agent reasonably determines in writing that it would be inappropriate under the applicable rules of professional responsibility for the same counsel to represent both the Company and the Placement Agent. In such event, the reasonable fees and disbursements of no more than one such separate counsel will be paid by the Company, in addition to one local counsel. The Company will have the exclusive right to settle the claim or proceeding provided that the Company will not settle any such claim, action or proceeding without the prior written consent of the Placement Agent, which will not be unreasonably withheld.

(B) The Company agrees to notify the Placement Agent promptly of the assertion against it or any other person of any claim or the commencement of any action or proceeding relating to a transaction contemplated by this Agreement.

(C) If for any reason the foregoing indemnity is unavailable to the Placement Agent or insufficient to hold the Placement Agent harmless, then the Company shall contribute to the amount paid or payable by the Placement Agent as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand and the Placement Agent on the other, but also the relative fault of the Company on the one hand and the Placement Agent on the other that resulted in such losses, claims, damages or liabilities, as well as any relevant equitable considerations. The amounts paid or payable by a party in respect of losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees and expenses incurred in defending any litigation, proceeding or other action or claim. Notwithstanding the provisions hereof, the Placement Agent’s share of the liability hereunder shall not be in excess of the amount of fees actually received, or to be received, by the Placement Agent under the Agreement (excluding any amounts received as reimbursement of expenses incurred by the Placement Agent).

(D) These Indemnification Provisions shall remain in full force and effect whether or not the transaction contemplated by this Agreement is completed and shall survive the termination of this Agreement, and shall be in addition to any liability that the Company might otherwise have to any indemnified party under this Agreement or otherwise.

Cell Therapeutics, Inc.

SECTION 5. PLACEMENT AGENT REPRESENTATIONS. Neither the Placement Agent, nor any person acting on its behalf and at its direction, (i) has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer and sale of the Securities, (ii) has made, directly or indirectly, any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the offer and sale of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act in a manner that would require registration of such offer and sale under the Securities Act, or (iii) will take any action or steps referred to in clause (ii) above that would cause the offer and sale of the Securities to be integrated with future offerings by the Company in a manner that requires registration of the Securities under the Securities Act.

SECTION 6. ENGAGEMENT TERM. The Placement Agent’s engagement hereunder will be for a period of thirty days. The engagement may be terminated by either the Company or the Placement Agent at any time upon twenty days’ prior written notice. Notwithstanding anything to the contrary contained herein, the provisions concerning confidentiality, indemnification, contribution and the Company’s obligations to pay fees actually earned to the date of termination and reimburse expenses actually incurred and payable by the Company at the date of termination contained herein and the Company’s obligations contained in the Indemnification Provisions will survive any expiration or termination of this Agreement. The Placement Agent agrees not to use any confidential information concerning the Company provided by the Company for any purposes other than those contemplated under this Agreement.

SECTION 7. PLACEMENT AGENT’S INFORMATION. The Company agrees that any information or advice rendered by the Placement Agent in connection with this engagement is for the confidential use of the Company only in their evaluation of the Placement and, except as otherwise required by law, the Company will not disclose or otherwise refer to the advice or information in any manner without the Placement Agent’s prior written consent.

SECTION 8. NO FIDUCIARY RELATIONSHIP. This Agreement does not create, and shall not be construed as creating rights enforceable by any person or entity not a party hereto, except those entitled hereto by virtue of the Indemnification Provisions hereof. The Company acknowledges and agrees that the Placement Agent is not, and shall not be construed as, a fiduciary of the Company and shall have no duties or liabilities to the equity holders or the creditors of the Company or any other person by virtue of this Agreement or the retention of the Placement Agent, hereunder, all of which are hereby expressly waived.

SECTION 9. CLOSING. The obligations of the Placement Agent, and the closing of the sale of the Securities hereunder are subject to the accuracy in all material respects, when made and on the Closing Date, of the representations and warranties on the part of the Company contained herein, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

(A) No proceedings for that purpose shall have been initiated or threatened by the Commission, and any request for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Placement Agent. Any filings required to be made by the Company shall have been timely filed with the Commission.

Cell Therapeutics, Inc.

(B) The Placement Agent shall not have discovered and disclosed to the Company on or prior to the Closing Date that the SEC Reports contain an untrue statement of a fact which, in the opinion of counsel for the Placement Agent, is material or omits to state any fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(C) Subject to the Shareholder Approval and related matters, all corporate proceedings and other legal matters incident to the authorization, form, execution, delivery and validity of each of this Agreement and the Securities and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Placement Agent, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(D) The Placement Agent shall have received from outside counsel to the Company such counsel’s written opinion, addressed to the Placement Agent (and to the extent required by any agreement with the Purchasers, the Purchasers) dated as of the Closing Date, in form and substance the same as the opinion provided to the Purchasers.

(E) Except as disclosed in the SEC Reports, neither the Company nor any of its Subsidiaries shall have sustained since the date of the latest audited financial statements included the SEC Reports, any loss or interference with its business from fire, explosion, flood, terrorist act or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in or contemplated by the SEC Reports and (ii) since such date there shall not have been any change in the capital stock or long-term debt of the Company or any of its Subsidiaries or any change, or any development involving a prospective change, in or affecting the business, general affairs, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its Subsidiaries, otherwise than as set forth in or contemplated by the SEC Reports, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Placement Agent, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Securities on the terms and in the manner contemplated by the SEC Reports.

(F) The Common Stock is registered under the Exchange Act and, as of the Closing Date, the Common Stock shall be listed and admitted and authorized for trading on The Nasdaq Capital Market, and satisfactory evidence of such actions shall have been provided to the Placement Agent. The Company shall have taken no action designed to, or likely to have the effect of terminating the registration of the Common Stock under the Exchange Act or delisting or suspending from trading the Common Stock from The Nasdaq Capital Market, nor has the Company received any information suggesting that the Commission or The Nasdaq Capital Market is contemplating terminating such registration or listing, except as disclosed in the SEC Reports.

(G) Subsequent to the execution and delivery of this Agreement, there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, The Nasdaq Capital Market or the NYSE Alternext US or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or minimum or maximum prices or maximum ranges for prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii)

Cell Therapeutics, Inc.

a banking moratorium shall have been declared by federal or state authorities or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, (iii) the United States shall have become engaged in hostilities in which it is not currently engaged, the subject of an act of terrorism, there shall have been an escalation in hostilities involving the United States, or there shall have been a declaration of a national emergency or war by the United States, or (iv) there shall have occurred any other calamity or crisis or any change in general economic, political or financial conditions in the United States or elsewhere, if the effect of any such event in clause (iii) or (iv) makes it, in the sole judgment of the Placement Agent, impracticable or inadvisable to proceed with the sale or delivery of the Securities.

(H) Subject to the Shareholder Approval, no action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would, as of the Closing Date, prevent the issuance or sale of the Securities or materially and adversely affect or potentially materially and adversely affect the business or operations of the Company; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance or sale of the Securities or materially and adversely affect or potentially materially and adversely affect the business or operations of the Company.

(I) The Company shall have prepared and filed with the Commission a Current Report on Form 8-K with respect to the Placement, including as an exhibit thereto this Agreement.

(J) The Company shall have entered into a securities purchase agreement or subscription agreement with each of the Purchasers and such agreements shall be in full force and effect and shall contain representations and warranties of the Company as agreed between the Company and the Purchasers.

(K) If required, in the reasonable judgment of the Placement Agent, the Company shall make or authorize Placement Agent’s counsel to make on the Company’s behalf, an Issuer Filing with the FINRA Corporate Financing Department pursuant to FINRA Rule 5110 and pay all filing fees required in connection therewith, and the Closing shall be deferred until the receipt of a “no objections” letter from the Corporate Financing Department.

(L) Prior to the Closing Date, the Company shall have furnished to the Placement Agent such further information, certificates and documents as the Placement Agent may reasonably request in connection with the performance of its services hereunder.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Placement Agent.

SECTION 10. Governing Law. This Agreement will be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made and to be performed entirely in such State. This Agreement may not be assigned by either party without the prior written consent of the other party. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns. Any right to trial by jury with respect to any dispute arising under this Agreement or any transaction or conduct in connection herewith is waived.

Cell Therapeutics, Inc.

Any dispute arising under this Agreement may be brought into the courts of the State of New York or into the Federal Court located in New York, New York and, by execution and delivery of this Agreement, the Company hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of aforesaid courts. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by delivering a copy thereof via overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If either party shall commence an action or proceeding to enforce any provisions of a Transaction Document, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

SECTION 11. Entire Agreement/Misc. This Agreement embodies the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings, relating to the subject matter hereof, with the exception of the prior letter agreements between the Company and the Placement Agent relating to prior offerings, including but not limited to those letter agreements dated November 29, 2007, December 20, 2007, April 29, 2008, September 15, 2008, October 21, 2008, November 26, 2008 (as amended), December 5, 2008, April 8, 2009, May 11, 2009, July 22, 2009, August 19, 2009, January 13, 2010, March 30, 2010 and May 23, 2010 each of which shall continue in accordance with their terms. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect or any other provision of this Agreement, which will remain in full force and effect. This Agreement may not be amended or otherwise modified or waived except by an instrument in writing signed by both the Placement Agent and the Company. The representations, warranties, agreements and covenants contained herein shall survive the closing of the Placement and delivery and/or exercise of the Securities, as applicable. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or a .pdf format file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or .pdf signature page were an original thereof.

SECTION 12. Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified on the signature pages attached hereto prior to 6:30 p.m. (New York City time) on a business day, (b) the next business day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number on the signature pages attached hereto on a day that is not a business day or later than 6:30 p.m. (New York City time) on any business day, (c) the business day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages hereto.

Cell Therapeutics, Inc.

Please confirm that the foregoing correctly sets forth our agreement by signing and returning to the Placement Agent the enclosed copy of this Agreement.

Very truly yours,

RODMAN & RENSHAW, LLC

By:	/s/ David Horin
Name:	David Horin
Title:	CFO

Address for notice:

1251 Avenue of the Americas, 20th Floor New York, NY, 10020
Attention: General Counsel
Facsimile: (646) 841-1640

Cell Therapeutics, Inc.

Accepted and Agreed to as of

the date first written above:

CELL THERAPEUTICS, INC.

By:	/s/ James A. Bianco, M.D.
Name: James A. Bianco, M.D.
Title: Chief Executive Officer

Address for notice:

501 Elliot Ave. W #400

Seattle, WA 98119

Attention: James A. Bianco, M.D.

Facsimile: (206) 284-6114